Exhibit 99.2 2019 SECOND QUARTER EARNINGS August 9, 2019Exhibit 99.2 2019 SECOND QUARTER EARNINGS August 9, 2019

Forward Looking Statements This presentation contains statements regarding management’s expectations and objectives for future periods as well as forecasts and estimates regarding potential liability in connection with the 2018 Camp fire and 2017 Northern California wildfires, the 2019 Wildfire Safety Plan, 2019 assumptions, 2019 IIC guidance, 2019-2023 capital expenditures, 2019-2023 weighted average ratebase, capital expenditures and ratebase assumptions, and general earnings sensitivities for 2019. It also includes assumptions regarding capital expenditures, authorized rate base, key factors affecting earnings from operations and pending items with potential earnings from operations impact. These statements and other statements that are not purely historical constitute forward-looking statements that are necessarily subject to various risks and uncertainties. Actual results may differ materially from those described in forward-looking statements. PG&E Corporation and Pacific Gas and Electric Company (the “Utility”) are not able to predict all the factors that may affect future results. Factors that could cause actual results to differ materially include, but are not limited to: • the risks and uncertainties associated with PG&E Corporation’s and the Utility’s Chapter 11 cases, including, but not limited to, the ability to develop, consummate, and implement a plan of reorganization with respect to PG&E Corporation and the Utility, which could be adversely affected if the Exclusive Filing Period or the Exclusive Solicitation Period is terminated, the ability to develop and obtain applicable bankruptcy court, creditor or regulatory approvals, the effect of any alternative proposals, views or objections related to the plan of reorganization, potential complexities that may arise in connection with concurrent proceedings involving the bankruptcy court, the U.S. District Court, the CPUC, and the FERC, increased costs related to the Chapter 11 cases, the ability to obtain sufficient financing sources for ongoing and future operations, disruptions to PG&E Corporation’s and the Utility’s business and operations and the potential impact on regulatory compliance; • whether, in light of the CPUC July 8, 2019 final decision in the Customer Harm Threshold OIR that excludes companies in Chapter 11 from accessing the Customer Harm Threshold, the Utility will be able to obtain a substantial recovery of costs related to the 2017 Northern California wildfires; • the impact of the 2018 Camp fire, 2017 Northern California wildfires, and 2015 Butte fire, including whether the Utility will be able to timely recover costs incurred in connection therewith in excess of the Utility's currently authorized revenue requirements; the timing and outcome of the remaining wildfire investigations and the extent to which the Utility will have liabilities associated with these fires; the timing and amount of insurance recoveries; the timing and outcome of the 2017 Northern California Wildfires OII and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC or any other law enforcement agency were to bring an enforcement action and determined that the Utility failed to comply with applicable laws and regulations; • whether the Utility can obtain wildfire insurance at a reasonable cost in the future, or at all, and whether insurance coverage is adequate for future losses or claims; • whether the Utility will be able to obtain full recovery of its significantly increased insurance premiums, and the timing of any such recovery; • the timing and outcomes of the 2019 GT&S rate case, 2020 GRC, FERC TO18, TO19, and TO20 rate cases, 2018 CEMA, future applications for WEMA, FHPMA and FRMMA, future cost of capital proceeding, and other ratemaking and regulatory proceedings; • the timing and outcome of future regulatory and legislative developments in connection with the potential financing of the Utility’s wildfire-related liabilities, SB 901, future wildfire reforms, inverse condemnation reform, and other wildfire mitigation measures or other reforms targeted at the Utility; • the possibility that PG&E Corporation and the Utility may not be able to obtain exit financing on favorable terms or at all; • the occurrence, timing and extent of damages in connection with future wildfires, the associated financial impact on the Utility and the potential for AB 1054 to mitigate such impact (if at all); • the outcome of the Utility’s CWSP to help reduce wildfire threats and improve safety as a result of climate-driven wildfires and extreme weather, including the Utility’s ability to comply with targets and metrics set forth in the 2019 Wildfire Safety Plan; the cost of the program; and the timing and outcome of any proceeding to recover such cost through rates; • the impact of wildfires, droughts, floods, or other weather-related conditions or events, climate change, natural disasters, acts of terrorism, war, vandalism (including cyber-attacks), downed power lines, and other events, that can cause unplanned outages, reduce generating output, disrupt the Utility’s service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies, and the reparation and other costs that the Utility may incur in connection with such conditions or events; the impact of the adequacy of the Utility’s emergency preparedness; whether the Utility incurs liability to third parties for property damage or personal injury caused by such events; whether the Utility is subject to civil, criminal, or regulatory penalties in connection with such events; and whether the Utility’s insurance coverage is available for these types of claims and sufficient to cover the Utility’s liability; • the timing and outcomes of phase two of the ex parte order instituting investigation (OII), of the safety culture OII, and the locate and mark OII; • the Utility’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within the authorized levels of spending and timely recover its costs through rates, and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; • the outcome of the probation and the monitorship and other investigations that have been or may be commenced in the future, and the ultimate amount of fines, penalties, and remedial and other costs that the Utility may incur as a result; • the ability of PG&E Corporation and the Utility to continue as going concerns (as to which management and their auditors have expressed substantial doubt); and • the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2018, joint quarterly reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Unless otherwise indicated, the statements in this presentation are made as of August 9, 2019. PG&E Corporation and the Utility undertake no obligation to update information contained herein. This presentation, including Appendices, and the accompanying press release were attached to PG&E Corporation’s Current Report on Form 8-K that was furnished to the SEC on August 9, 2019 and is also available on PG&E Corporation’s website at www.pgecorp.com. 2Forward Looking Statements This presentation contains statements regarding management’s expectations and objectives for future periods as well as forecasts and estimates regarding potential liability in connection with the 2018 Camp fire and 2017 Northern California wildfires, the 2019 Wildfire Safety Plan, 2019 assumptions, 2019 IIC guidance, 2019-2023 capital expenditures, 2019-2023 weighted average ratebase, capital expenditures and ratebase assumptions, and general earnings sensitivities for 2019. It also includes assumptions regarding capital expenditures, authorized rate base, key factors affecting earnings from operations and pending items with potential earnings from operations impact. These statements and other statements that are not purely historical constitute forward-looking statements that are necessarily subject to various risks and uncertainties. Actual results may differ materially from those described in forward-looking statements. PG&E Corporation and Pacific Gas and Electric Company (the “Utility”) are not able to predict all the factors that may affect future results. Factors that could cause actual results to differ materially include, but are not limited to: • the risks and uncertainties associated with PG&E Corporation’s and the Utility’s Chapter 11 cases, including, but not limited to, the ability to develop, consummate, and implement a plan of reorganization with respect to PG&E Corporation and the Utility, which could be adversely affected if the Exclusive Filing Period or the Exclusive Solicitation Period is terminated, the ability to develop and obtain applicable bankruptcy court, creditor or regulatory approvals, the effect of any alternative proposals, views or objections related to the plan of reorganization, potential complexities that may arise in connection with concurrent proceedings involving the bankruptcy court, the U.S. District Court, the CPUC, and the FERC, increased costs related to the Chapter 11 cases, the ability to obtain sufficient financing sources for ongoing and future operations, disruptions to PG&E Corporation’s and the Utility’s business and operations and the potential impact on regulatory compliance; • whether, in light of the CPUC July 8, 2019 final decision in the Customer Harm Threshold OIR that excludes companies in Chapter 11 from accessing the Customer Harm Threshold, the Utility will be able to obtain a substantial recovery of costs related to the 2017 Northern California wildfires; • the impact of the 2018 Camp fire, 2017 Northern California wildfires, and 2015 Butte fire, including whether the Utility will be able to timely recover costs incurred in connection therewith in excess of the Utility's currently authorized revenue requirements; the timing and outcome of the remaining wildfire investigations and the extent to which the Utility will have liabilities associated with these fires; the timing and amount of insurance recoveries; the timing and outcome of the 2017 Northern California Wildfires OII and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC or any other law enforcement agency were to bring an enforcement action and determined that the Utility failed to comply with applicable laws and regulations; • whether the Utility can obtain wildfire insurance at a reasonable cost in the future, or at all, and whether insurance coverage is adequate for future losses or claims; • whether the Utility will be able to obtain full recovery of its significantly increased insurance premiums, and the timing of any such recovery; • the timing and outcomes of the 2019 GT&S rate case, 2020 GRC, FERC TO18, TO19, and TO20 rate cases, 2018 CEMA, future applications for WEMA, FHPMA and FRMMA, future cost of capital proceeding, and other ratemaking and regulatory proceedings; • the timing and outcome of future regulatory and legislative developments in connection with the potential financing of the Utility’s wildfire-related liabilities, SB 901, future wildfire reforms, inverse condemnation reform, and other wildfire mitigation measures or other reforms targeted at the Utility; • the possibility that PG&E Corporation and the Utility may not be able to obtain exit financing on favorable terms or at all; • the occurrence, timing and extent of damages in connection with future wildfires, the associated financial impact on the Utility and the potential for AB 1054 to mitigate such impact (if at all); • the outcome of the Utility’s CWSP to help reduce wildfire threats and improve safety as a result of climate-driven wildfires and extreme weather, including the Utility’s ability to comply with targets and metrics set forth in the 2019 Wildfire Safety Plan; the cost of the program; and the timing and outcome of any proceeding to recover such cost through rates; • the impact of wildfires, droughts, floods, or other weather-related conditions or events, climate change, natural disasters, acts of terrorism, war, vandalism (including cyber-attacks), downed power lines, and other events, that can cause unplanned outages, reduce generating output, disrupt the Utility’s service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies, and the reparation and other costs that the Utility may incur in connection with such conditions or events; the impact of the adequacy of the Utility’s emergency preparedness; whether the Utility incurs liability to third parties for property damage or personal injury caused by such events; whether the Utility is subject to civil, criminal, or regulatory penalties in connection with such events; and whether the Utility’s insurance coverage is available for these types of claims and sufficient to cover the Utility’s liability; • the timing and outcomes of phase two of the ex parte order instituting investigation (OII), of the safety culture OII, and the locate and mark OII; • the Utility’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within the authorized levels of spending and timely recover its costs through rates, and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; • the outcome of the probation and the monitorship and other investigations that have been or may be commenced in the future, and the ultimate amount of fines, penalties, and remedial and other costs that the Utility may incur as a result; • the ability of PG&E Corporation and the Utility to continue as going concerns (as to which management and their auditors have expressed substantial doubt); and • the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2018, joint quarterly reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Unless otherwise indicated, the statements in this presentation are made as of August 9, 2019. PG&E Corporation and the Utility undertake no obligation to update information contained herein. This presentation, including Appendices, and the accompanying press release were attached to PG&E Corporation’s Current Report on Form 8-K that was furnished to the SEC on August 9, 2019 and is also available on PG&E Corporation’s website at www.pgecorp.com. 2

2019 Wildfire Safety Plan Progress (1) (2)

2019 Forecast Spend	YTD Spend	5-Year Forecast Spend
~$1.2B Expense	~$700M Expense	~$3.2B Expense
~$1.3B Capital (3)	~$300M Capital	~$5.0B Capital (3)

Vegetation Management

Enhanced vegetation management (# of Miles)

- 2,450 mi — 56% inspected
- 2,450 mi — 20% cleared

Enhanced Operational Practices

Expanded Automation (# of Reclosers)

- 287 Reclosers — 100% completed

Enhanced Inspections

Transmission –Visual (# of Structures)

- 49,760 structures — 97% inspected

Transmission – Aerial (# of Structures)

- 49,760 structures — 95% inspected

Distribution (# of Poles)

- 694,250 poles — 100% inspected

Substation (# of Sites)

- 200 substations — 100% inspected

System Hardening and Resiliency

Stronger and more resilient poles and covered power lines (# of Line Miles)

- 150 highest risk miles — 32% hardened

Enhanced Situational Awareness

Weather Stations (# of Stations)

- 400 Stations — 62% completed

High-Definition Cameras (# of Cameras)

- 71 Cameras — 44% completed

(1) Reflects 2019 Wildfire Safety Plan progress in Tier 2 and Tier 3 high fire threat districts as of June 30, 2019.
(2) Wildfire Safety Plan spend pending CPUC and FERC approval. 2019 spend reflects the mid-point of proposed range of costs as outlined in the February 6, 2019 Wildfire Mitigation Plan submitted to the CPUC with the exception of the Enhanced Inspection and Public Safety Power Shut-off programs, which have mid-point forecasts of ~$750M (OpEx) and ~$70M (CapEx), respectively. 2020-2022 forecasted costs reflect amounts requested in the 2020 General Rate Case, with escalation applied to 2023. PG&E is in the process of preparing a five-year financial forecast, including projected expense and capital expenditure assumptions, in connection with the Chapter 11 proceedings. While PG&E is currently evaluating these assumptions, amounts may materially increase from the current forecast.
(3) Pursuant to AB 1054, PG&E Corporation and the Utility will not earn an equity return on approximately $3.2B of fire risk mitigation capital expenditures included in the Utility's approved wildfire mitigation plans.

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

3

Q2 2019 Earnings Results Q2 YTD 2019 Earnings EPS Earnings EPS ($ in millions, except per share amounts) Loss on a GAAP basis $ (2,553) $ (4.83) $ (2,420) $ (4.58) Items Impacting Comparability 2017 Northern California wildfire-related costs 1,445 2.73 1,470 2.78 2018 Camp fire-related costs 1 ,433 2.71 1 ,571 2.98 Electric asset inspection costs 198 0 .37 349 0 .66 Chapter 11-related costs 58 0.11 155 0 .29   Non-GAAP Earnings from Operations $ 581 $ 1.10 $ 1 ,125 $ 2.13 Q2 YTD 2019 Items Impacting Comparability ($ in millions, pre-tax) 2017 Northern California wildfire-related costs $ 2, 007 $ 2,041 2018 Camp fire-related costs 1, 990 2,181 Electric asset inspection costs 275 485 Chapter 11-related costs 56 183 Note: Amounts may not sum due to rounding. Non-GAAP Earnings from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Appendix 1, Exhibit A for a reconciliation 4 of Earnings per Share (“EPS”) on a GAAP basis to Non-GAAP Earnings per Share from Operations and Exhibit G for the use of non-GAAP financial measures. Q2 2019 Earnings Results Q2 YTD 2019 Earnings EPS Earnings EPS ($ in millions, except per share amounts) Loss on a GAAP basis $ (2,553) $ (4.83) $ (2,420) $ (4.58) Items Impacting Comparability 2017 Northern California wildfire-related costs 1,445 2.73 1,470 2.78 2018 Camp fire-related costs 1 ,433 2.71 1 ,571 2.98 Electric asset inspection costs 198 0 .37 349 0 .66 Chapter 11-related costs 58 0.11 155 0 .29 Non-GAAP Earnings from Operations $ 581 $ 1.10 $ 1 ,125 $ 2.13 Q2 YTD 2019 Items Impacting Comparability ($ in millions, pre-tax) 2017 Northern California wildfire-related costs $ 2, 007 $ 2,041 2018 Camp fire-related costs 1, 990 2,181 Electric asset inspection costs 275 485 Chapter 11-related costs 56 183 Note: Amounts may not sum due to rounding. Non-GAAP Earnings from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Appendix 1, Exhibit A for a reconciliation 4 of Earnings per Share (“EPS”) on a GAAP basis to Non-GAAP Earnings per Share from Operations and Exhibit G for the use of non-GAAP financial measures.

Q2 2019: Quarter over Quarter Comparison



Non-GAAP Earnings per Share from Operations
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
$1.16
($0.05)
($0.03)
($0.01)
($0.01)
($0.03)
$0.07
$1.10
Q2 2018 EPS from Operations
Resolution of 2018 Regulatory Items
Vegetation Management Costs
Timing of Taxes
Liability Insurance Premiums
Increase in Shares Outstanding
Growth in Rate Base Earnings
Q2 2019 EPS from Operations

Non-GAAP Earnings from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Appendix 1, Exhibit A for a reconciliation of Earnings per Share ("EPS") on a GAAP basis to Non-GAAP Earnings per Share from Operations and Exhibit G for the use of non-GAAP financial measures.

5

2019 Assumptions

Capital Expenditures
($ millions)

	2019
General Rate Case	4,500
Gas Transmission and Storage	800
Transmission Owner 19	1,800
Total Cap Ex	**$7.1 billion**

Authorized Ratebase* (weighted average)
($ billions)

Equity Ratio: *52%* [(1)] ***Return on Equity:*** *10.25%*

	2019
General Rate Case	27.6
Gas Transmission and Storage	4.8
Transmission Owner	8.1
Total Ratebase	**$40.5 billion**

*Base earnings plan assumes CPUC-currently authorized return on equity across enterprise

Key Factors Affecting Earnings from Operations

- \- Higher financing costs
- \- Incremental wildfire risk mitigation costs
- \- Insurance premiums, net of regulatory cost recovery
- \+ Incentive revenues, efficiencies and other benefits

Expected earnings below authorized: ~$100M to ~$200M (after-tax)

Pending Items with Potential Earnings from Operations Impact

- 2019 Gas Transmission & Storage rate case
- Transmission Owner 18, 19, and 20 rate cases
- Transmission Owner 20 return on equity
- Gas Transmission & Storage cap ex subject to audit ($400 million rate base from 2011-2014)

Note 1: Due to the net charges recorded in connection with the 2018 Camp fire and 2017 Northern California wildfires as of December 31, 2018, the Utility submitted to the CPUC an application for a waiver of the capital structure condition on February 28, 2019. The waiver is subject to CPUC approval.

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

6

2019 Items Impacting Comparability Guidance ($ millions, pre-tax) (1) 2,190 - 2,240 2018 Camp fire-related costs (2) 2,050 - 2,090 2017 Northern California wildfire-related costs (3) 600 - 900 Electric asset inspection costs (4) ~360 - ~430 Chapter 11-related costs Estimated 2019 Items Impacting Comparability Guidance Total ~$5,200 - ~5,660 (1) 2018 Camp fire-related costs reflect estimated third-party claims, Utility clean-up and repair, legal, and other costs associated with the 2018 Camp fire. (2) 2017 Northern California wildfire-related costs reflect estimated third-party claims, legal, and other costs associated with the 2017 Northern California wildfires. (3) Electric asset inspection costs represent estimated incremental costs to complete enhanced and accelerated inspections of electric transmission and distribution assets and certain resulting repairs that are not probable of recovery. (4) Chapter 11-related costs include estimated external legal, financing and other fees, net of interest income, directly associated with PG&E Corporation’s and the Utility’s Chapter 11 cases. Changes from prior quarter noted in blue See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. See Appendix 1, Exhibit E for PG&E Corporation’s 2019 Items Impacting Comparability Guidance and Exhibit G for Use of Non-GAAP Financial Measures. 72019 Items Impacting Comparability Guidance ($ millions, pre-tax) (1) 2,190 - 2,240 2018 Camp fire-related costs (2) 2,050 - 2,090 2017 Northern California wildfire-related costs (3) 600 - 900 Electric asset inspection costs (4) ~360 - ~430 Chapter 11-related costs Estimated 2019 Items Impacting Comparability Guidance Total ~$5,200 - ~5,660 (1) 2018 Camp fire-related costs reflect estimated third-party claims, Utility clean-up and repair, legal, and other costs associated with the 2018 Camp fire. (2) 2017 Northern California wildfire-related costs reflect estimated third-party claims, legal, and other costs associated with the 2017 Northern California wildfires. (3) Electric asset inspection costs represent estimated incremental costs to complete enhanced and accelerated inspections of electric transmission and distribution assets and certain resulting repairs that are not probable of recovery. (4) Chapter 11-related costs include estimated external legal, financing and other fees, net of interest income, directly associated with PG&E Corporation’s and the Utility’s Chapter 11 cases. Changes from prior quarter noted in blue See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. See Appendix 1, Exhibit E for PG&E Corporation’s 2019 Items Impacting Comparability Guidance and Exhibit G for Use of Non-GAAP Financial Measures. 7

Cap Ex Forecast



2018-2023 Capital Expenditures (1)
$6.6B
$7.1B
~$5.7B
~$1.0B
~$0.1B
~$0.2B
~$7B
CWSP (3) $~700M
Other GRC $~300M
2018 Recorded
2019
Currently Authorized CapEx
Incremental GRC Request
Incremental GT&S Request
Incremental TO Request
Authorized Plus Requested CapEx
Range of ~$5.7B to ~$7B annually from 2020-2023
General Rate Case (2)
Gas Transmission & Storage
Electric Transmission Owner
CWSP
Range

Changes from prior quarter noted in blue

(1) PG&E is in the process of preparing a five-year financial forecast, including projected capital expenditure assumptions, in connection with the Chapter 11 proceedings. While PG&E is currently evaluating capital expenditure assumptions, amounts may materially increase from the current forecast.
(2) General Rate Case spend includes transportation electrification.
(3) Community Wildfire Safety Program (CWSP) proposed spend.

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

8

Expected Ratebase Growth



2018-2023 Weighted Average Ratebase (1)
~7 – 8.5% CAGR
$36.8B
~$40.5B
~$44.5-45.5B
~$47.0-49.0B
~$49.5-52.5B
~$52.0-56.0B
2018
2019 (4)
2020 (3)
2021
2022
2023
General Rate Case (2)
Gas Transmission & Storage
Electric Transmission Owner
Range

Changes from prior quarter noted in blue

(1) Weighted average ratebase reflects the estimated impacts from the Tax Cuts and Jobs Act. It has not been reduced to reflect the $300M disallowance proposed by the CPUC in its proposed decision for 2019 GT&S. PG&E is in the process of preparing a five-year financial forecast, including projected capital expenditure assumptions, in connection with the Chapter 11 proceedings. While PG&E is currently evaluating capital expenditure assumptions, amounts may materially increase from the current forecast.
(2) General Rate Case spend includes transportation electrification.
(3) Includes $400M for 2011-2014 spend subject to audit added in 2020.
(4) Includes ~$600M related to enhanced inspections as well as restoration work in 2019 that have not been authorized by the CPUC or FERC and the Utility is not currently earning a return on these amounts.

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

9

Cap Ex and Ratebase Assumptions

Base Case Assumptions



2020
2021
2022
2023
General Rate Case
L
2017 GRC Decision
H
2020 GRC Filing (including CWSP) (1)
Gas Transmission & Storage
L
2015 GT&S Phase 2 Decision
H
2019 GT&S Filing
Transmission Owner
L
TO17 Settlement
H
TO20 Filing
Light-Duty EV Infrastructure
L&H
EV Phase 1
EV Phase 2
SB350
L&H
SB350
Approved
Pending and future filings

Potential Future Updates

- 2020 and 2023 GRC rate cases
- 2019 and 2022 Gas Transmission & Storage rate cases
- 2018, 2019, 2020 and future Transmission Owner rate cases
- Wildfire mitigation investments
- Future transportation electrification
- Future storage opportunities
- Plan of Reorganization

Changes from prior quarter noted in blue

(1) Represents Community Wildfire Safety Program (CWSP) system hardening at proposed spending levels.

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

10

AppendixAppendix

Table of Contents Appendix 1 – Supplemental Earnings Materials Slides 13-28 Appendix 2 – Overview of Regulatory Cases Slides 29-32 12Table of Contents Appendix 1 – Supplemental Earnings Materials Slides 13-28 Appendix 2 – Overview of Regulatory Cases Slides 29-32 12

Appendix 1 – Supplemental Earnings Materials Exhibit A: Reconciliation of PG&E Corporation’s Consolidated Loss Attributable to Common Slides 14-16 Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Earnings from Operations Exhibit B: Key Drivers of PG&E Corporation’s Non-GAAP Earnings per Common Share Slide 17 (“EPS”) from Operations Exhibit C: Operational Performance Metrics Slides 18-19 Exhibit D: Sales and Sources Summary Slide 20 Exhibit E: PG&E Corporation’s 2019 Items Impacting Comparability Guidance Slides 21-22 Exhibit F: 2019 General Earnings Sensitivities Slide 23 Exhibit G: Use of Non-GAAP Financial Measures Slide 24 Exhibit H: GAAP Net Loss to Non-GAAP Adjusted EBITDA Reconciliation Slide 25 Exhibit I: Expected Timelines of Selected Regulatory Cases Slides 26-28 13Appendix 1 – Supplemental Earnings Materials Exhibit A: Reconciliation of PG&E Corporation’s Consolidated Loss Attributable to Common Slides 14-16 Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Earnings from Operations Exhibit B: Key Drivers of PG&E Corporation’s Non-GAAP Earnings per Common Share Slide 17 (“EPS”) from Operations Exhibit C: Operational Performance Metrics Slides 18-19 Exhibit D: Sales and Sources Summary Slide 20 Exhibit E: PG&E Corporation’s 2019 Items Impacting Comparability Guidance Slides 21-22 Exhibit F: 2019 General Earnings Sensitivities Slide 23 Exhibit G: Use of Non-GAAP Financial Measures Slide 24 Exhibit H: GAAP Net Loss to Non-GAAP Adjusted EBITDA Reconciliation Slide 25 Exhibit I: Expected Timelines of Selected Regulatory Cases Slides 26-28 13

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Loss Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Earnings from Operations

PG&E

Second Quarter, 2019 vs. 2018
(in millions, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,			
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)	
(in millions, except per share amounts)	**2019**	**2018**	**2019**	**2018**	**2019**	**2018**	**2019**	**2018**
PG&E Corporation's Loss on a GAAP basis	**$ (2,553)**	**$ (984)**	**$ (4.83)**	**$ (1.91)**	**$ (2,420)**	**$ (542)**	**$ (4.58)**	**$ (1.05)**
Items Impacting Comparability: [1]								
2017 Northern California wildfire-related costs [2]	1,445	1,592	2.73	3.08	1,470	1,608	2.78	3.11
2018 Camp fire-related costs [3]	1,433	—	2.71	—	1,571	—	2.98	—
Electric asset inspection costs [4]	198	—	0.37	—	349	—	0.66	—
Chapter 11-related costs [5]	58	—	0.11	—	155	—	0.29	—
Pipeline-related expenses [6]	—	9	—	0.02	—	16	—	0.03
2015 Butte fire-related costs, net of insurance [7]	—	7	—	0.01	—	11	—	0.02
2017 insurance premium cost recoveries [8]	—	(23)	—	(0.04)	—	(23)	—	(0.04)
PG&E Corporation's Non-GAAP Earnings from Operations [9]	**$ 581**	**$ 601**	**$ 1.10**	**$ 1.16**	**$ 1,125**	**$ 1,070**	**$ 2.13**	**$ 2.07**

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2018 and 2019, except for certain Chapter 11-related costs, which are not tax deductible. Amounts may not sum due to rounding.

(1) "Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, consisting of the items listed in the table above. See Exhibit G: Use of Non-GAAP Financial Measures.

(2) The Utility incurred costs of $2.0 billion (before the tax impact of $561 million) and $2.0 billion (before the tax impact of $571 million) during the three and six months ended June 30, 2019, respectively, associated with the 2017 Northern California wildfires. This includes accrued charges of $2.0 billion (before the tax impact of $560 million) during the three and six months ended June 30, 2019 related to an increase in the recorded liability related to third-party claims. The Utility also incurred costs of $7 million (before the tax impact of $2 million) and $41 million (before the tax impact of $11 million) during the three and six months ended June 30, 2019, respectively, for legal and other costs.

(in millions, pre-tax)	**Three Months Ended June 30, 2019**	**Six Months Ended June 30, 2019**
Third-party claims	$ 2,000	$ 2,000
Legal and other costs	7	41
2017 Northern California wildfire-related costs	**$ 2,007**	**$ 2,041**

14

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Income (Loss) Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Earnings from Operations

PG&E

Second Quarter, 2019 vs. 2018
(in millions, except per share amounts)

(3) The Utility incurred costs of $2.0 billion (before the tax impact of $557 million) and $2.2 billion (before the tax impact of $610 million) during the three and six months ended June 30, 2019, respectively, associated with the 2018 Camp fire. This includes accrued charges of $1.9 billion (before the tax impact of $532 million) during the three and six months ended June 30, 2019 related to an increase in the recorded liability related to third-party claims. The Utility also incurred costs of $71 million (before the tax impact of $20 million) and $250 million (before the tax impact of $70 million) during the three and six months ended June 30, 2019, respectively, for clean-up and repair costs. In addition, the Utility incurred costs of $19 million (before the tax impact of $5 million) and $32 million (before the tax impact of $9 million) during the three and six months ended June 30, 2019, respectively, for legal and other costs.

(in millions, pre-tax)	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Third-party claims	$ 1,900	$ 1,900
Utility clean-up and repair costs	71	250
Legal and other costs	19	32
2018 Camp fire-related costs	**$ 1,990**	**$ 2,181**

(4) The Utility incurred costs of $275 million (before the tax impact of $77 million) and $485 million (before the tax impact of $136 million) during the three and six months ended June 30, 2019, respectively, for incremental operating expenses related to enhanced and accelerated inspections of electric transmission and distribution assets, and certain resulting repairs that are not probable of recovery.

(5) The Utility incurred costs of $56 million (before the incremental net tax expense of $2 million) and $183 million (before the tax impact of $28 million) during the three and six months ended June 30, 2019, respectively, directly associated with PG&E Corporation's and the Utility's Chapter 11 Cases. This includes $114 million (before the tax impact of $32 million) during the six months ended June 30, 2019 for debtor-in-possession ("DIP") financing costs. The Utility also incurred legal and other costs of $77 million (before the tax impact of $4 million) and $101 million (before the tax impact of $5 million) during the three and six months ended June 30, 2019, respectively ($64 million and $82 million of legal and other costs during the three and six months ended June 30, 2019, respectively, are not tax deductible.) These costs were partially offset by interest income of $21 million (before the tax impact of $6 million) and $32 million (before the tax impact of $9 million) recorded during the three and six months ended June 30, 2019, respectively.

(in millions, pre-tax)	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
DIP financing costs	$ —	$ 114
Legal and other costs	77	101
Interest income	(21)	(32)
Chapter 11-related costs	**$ 56**	**$ 183**

15

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Income (Loss) Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Earnings from Operations

(6) The Utility incurred costs of $12 million (before the tax impact of $3 million) and $22 million (before the tax impact of $6 million) during the three and six months ended June 30, 2018, respectively, for pipeline-related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way.

(7) The Utility incurred costs, net of insurance, of $10 million (before the tax impact of $3 million) and $15 million (before the tax impact of $4 million) during the three and six months ended June 30, 2018, respectively, associated with the 2015 Butte fire. This includes $10 million (before the tax impact of $3 million) and $22 million (before the tax impact of $6 million) during the three and six months ended June 30, 2018, respectively, for legal costs. These costs were partially offset by $7 million (before the tax impact of $2 million) recorded during the six months ended June 30, 2018 for contractor insurance recoveries.

(in millions, pre-tax)	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Legal costs	$ 10	$ 22
Insurance recoveries	—	(7)
2015 Butte fire-related costs, net of insurance	**$ 10**	**$ 15**

(8) As a result of the California Public Utilities Commission's ("CPUC") June 2018 decision authorizing a Wildfire Expense Memorandum Account ("WEMA"), the Utility recorded $32 million (before the tax impact of $9 million) during the three and six months ended June 30, 2018 for probable cost recoveries of insurance premiums incurred in 2017 above amounts included in authorized revenue requirements.

(9) "Non-GAAP earnings from operations" is a non-GAAP financial measure. See Exhibit G: Use of Non-GAAP Financial Measures.

16

Exhibit B: Key Drivers of PG&E Corporation's Non-GAAP Earnings per Common Share ("EPS") from Operations

Second Quarter, 2019 vs. 2018
(in millions, except per share amounts)

	Second Quarter 2019 vs. 2018		YTD 2019 vs. 2018	
	Earnings	Earnings per Common Share (Diluted)	Earnings	Earnings per Common Share (Diluted)
2018 Non-GAAP Earnings from Operations [1]	$ 601	$ 1.16	$ 1,070	$ 2.07
Resolution of 2018 regulatory items [2]	(29)	(0.05)	(29)	(0.05)
Vegetation management costs [3]	(17)	(0.03)	(32)	(0.06)
Timing of taxes [4]	(6)	(0.01)	15	0.03
Liability insurance premiums [5]	(4)	(0.01)	17	0.03
Increase in shares outstanding	—	(0.03)	—	(0.05)
Miscellaneous	(2)	—	14	0.03
Growth in rate base earnings	38	0.07	70	0.13
2019 Non-GAAP Earnings from Operations [1]	**$ 581**	**$ 1.10**	**$ 1,125**	**$ 2.13**

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2018 and 2019. Amounts may not sum due to rounding.

(1) See Exhibit A for reconciliations of (i) earnings on a GAAP basis to non-GAAP earnings from operations and (ii) EPS on a GAAP basis to non-GAAP EPS from operations.

(2) Represents the impact of various regulatory matters resolved during the three and six months ended June 30, 2018, with no similar impact in 2019.

(3) Represents the increase in routine vegetation management costs incurred during the three and six months ended June 30, 2019, which are not recoverable through authorized revenue requirements.

(4) Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740, *Income Taxes*, and results from variances in the percentage of quarterly earnings to annual earnings.

(5) Represents insurance premium costs incurred in the first quarter of 2018, above amounts included in authorized revenue requirements, which became probable of recovery in the second quarter of 2018 as a result of the CPUC's June 2018 decision authorizing a WEMA, with no similar impact in 2019. Also represents lower insurance premium costs during the three and six months ended June 30, 2019, due to the accelerated amortization of a portion of the Utility's liability insurance premiums during the fourth quarter of 2018 as a result of the 2018 Camp fire.

17

Exhibit C: Operational Performance Metrics

2019 Performance Results	YTD Actual	2019 Target	Meets YTD Target [1]
Safety			
Nuclear Operations Safety Diablo Canyon Power Plant (DCPP) Reliability and Safety	99.9	93.7	✓
Electric Operations Safety Public Safety Index	0.6	1.0	
Gas and Electric Operations Safety Asset Records Duration Index	1.2	1.0	✓
Gas Operations Safety Gas First-Time In-Line Inspection	87.0	183.0	✓
Employee Safety Serious Injuries and Fatalities Corrective Actions Index	1.3	1.0	✓
Customer			
Escalated Customer Complaints	10.2	12.2	✓
Financial			
Non-GAAP Earnings from Operations [1]	$1,125	See note (2)	See note (2)

See following page for definitions of the operational performance metrics. The operational performance goals set under the PG&E Corporation 2019 Short-Term Incentive Plan ("STIP") are based on the same operational metrics and targets, except as noted in Footnote 1 below.

(1) For STIP purposes, non-GAAP earnings from operations may be further adjusted in a manner consistent with the methodology used to establish the applicable STIP target.
(2) The 2019 target for non-GAAP earnings from operations is not publicly reported.

18

Definitions of 2019 Operational Performance Metrics from Exhibit C Safety Public and employee safety are measured in four areas: Nuclear Operations Safety, Electric Operations Safety, Gas Operations Safety, and Employee Safety. The safety of the Utility’s nuclear power operations, DCPP Unit 1 and Unit 2, is based on 11 performance indicators for nuclear power generation, including unit capability, on-line reliability, safety system unavailability, radiation exposure, and safety accident rate, as reported to the Institute of Nuclear Power Operations. The safety of the Utility’s electric and gas operations is represented by: • Public Safety Index - Measure consisting of a weighted index of two electric programs that evaluate the effectiveness of compliance activities in the Fire Index Areas: (1) Enhanced Vegetation Management (50%) and (2) System Hardening (50%). • Gas and Electric Asset Records Duration Index (equally weighed) - Measure consisting of two indices tracking the average number of days to complete the as-built process in the system of record for electric and gas capital and expense jobs from the time construction is completed in the field or released to operations. The Gas Operations Index consists of three weighted sub-metrics: (1) Transmission (60%), (2) Station (10%), and (3) Distribution (30%). The Electric Operations Index consists of three weighted sub-metrics: (1) Transmission Line (25%), (2) Substation (25%), and (3) Distribution (50%). • Gas First-Time In-Line Inspections - Measures the Utility’s successful completion of first-time in-line inspections of newly-constructed natural gas transmission lines. The safety of the Utility’s employees is represented by: • Serious Injuries and Fatalities (SIF) Corrective Action Index - Index measuring (1) percentage of SIF corrective actions completed on time, and (2) quality of corrective actions as measured against an externally derived framework. Customer Customer satisfaction is measured by: • Escalated Customer Complaints Score - Measures the number of customer complaints escalated to the California Public Utilities Commission, per 100,000 adjusted customers. Financial “Non-GAAP earnings from operations” (shown in millions of dollars) is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, consisting of items listed in Exhibit A. 19Definitions of 2019 Operational Performance Metrics from Exhibit C Safety Public and employee safety are measured in four areas: Nuclear Operations Safety, Electric Operations Safety, Gas Operations Safety, and Employee Safety. The safety of the Utility’s nuclear power operations, DCPP Unit 1 and Unit 2, is based on 11 performance indicators for nuclear power generation, including unit capability, on-line reliability, safety system unavailability, radiation exposure, and safety accident rate, as reported to the Institute of Nuclear Power Operations. The safety of the Utility’s electric and gas operations is represented by: • Public Safety Index - Measure consisting of a weighted index of two electric programs that evaluate the effectiveness of compliance activities in the Fire Index Areas: (1) Enhanced Vegetation Management (50%) and (2) System Hardening (50%). • Gas and Electric Asset Records Duration Index (equally weighed) - Measure consisting of two indices tracking the average number of days to complete the as-built process in the system of record for electric and gas capital and expense jobs from the time construction is completed in the field or released to operations. The Gas Operations Index consists of three weighted sub-metrics: (1) Transmission (60%), (2) Station (10%), and (3) Distribution (30%). The Electric Operations Index consists of three weighted sub-metrics: (1) Transmission Line (25%), (2) Substation (25%), and (3) Distribution (50%). • Gas First-Time In-Line Inspections - Measures the Utility’s successful completion of first-time in-line inspections of newly-constructed natural gas transmission lines. The safety of the Utility’s employees is represented by: • Serious Injuries and Fatalities (SIF) Corrective Action Index - Index measuring (1) percentage of SIF corrective actions completed on time, and (2) quality of corrective actions as measured against an externally derived framework. Customer Customer satisfaction is measured by: • Escalated Customer Complaints Score - Measures the number of customer complaints escalated to the California Public Utilities Commission, per 100,000 adjusted customers. Financial “Non-GAAP earnings from operations” (shown in millions of dollars) is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, consisting of items listed in Exhibit A. 19

Exhibit D: Pacific Gas and Electric Company Sales and Sources Summary

Second Quarter, 2019 vs. 2018

	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	2019	2018
Sales from Energy Deliveries (in millions kWh)	18,004	18,705	36,439	37,525
Total Electric Customers at June 30	—	—	5,439,578	5,420,082
Total Gas Sales (in Bcf)	157	169	416	401
Total Gas Customers at June 30	—	—	4,510,566	4,491,527
Sources of Electric Energy Deliveries (in millions kWh):				
Total Utility Generation	8,529	7,414	17,189	14,737
Total Utility Net Purchases/(Sales)	(1,155)	7,333	289	13,443
Direct Access and Community Choice Aggregator Purchases	10,021	6,604	19,595	12,359
Total Electric Energy Delivered (1)	18,004	18,705	36,439	37,525
Diablo Canyon Performance:				
Overall Capacity Factor (including refuelings)	100 %	99 %	89 %	88 %
Refueling Outage Period	None	None	2/10/19/ - 3/18/19	2/11/18 - 3/22/18
Refueling Outage Duration during the Period (days)	None	None	36	39

(1) Includes other sources/(uses) of electric energy totaling 609 million kWh and (2,646) million kWh for the three months ended June 30, 2019 and 2018, respectively, and (634) million kWh and (3,014) million kWh for the six months ended June 30, 2019 and 2018, respectively.

Please see the 2018 Annual Report on Form 10-K for additional information about operating statistics.

20

Exhibit E: PG&E Corporation's 2019 Items Impacting Comparability ("IIC") Guidance

2019 IIC Guidance (in millions, after-tax)		Low		High
Estimated Items Impacting Comparability: [1]				
2017 Northern California wildfire-related costs [2]	$	1,505	$	1,476
2018 Camp fire-related costs [3]		1,613		1,577
Electric asset inspection costs [4]		648		432
Chapter 11-related costs [5]		~338		~287
Estimated IIC Guidance	$	~4,104	$	~3,772

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2019, except for certain Chapter 11-related costs.

(1) "Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See Exhibit G: Use of Non-GAAP Financial Measures.

(2) "2017 Northern California wildfire-related costs" refers to estimated third-party claims and legal and other costs associated with the 2017 Northern California wildfires. The total offsetting tax impact for the low and high IIC guidance range is $585 million and $574 million, respectively.

	2019			
(in millions, pre-tax)		Low IIC guidance range		High IIC guidance range
Third-party claims	$	2,000	$	2,000
Legal and other costs		90		50
2017 Northern California wildfire-related costs	$	2,090	$	2,050

(3) "2018 Camp fire-related costs" refers to estimated third-party claims, Utility clean-up and repair costs, and legal and other costs associated with the 2018 Camp fire. The total offsetting tax impact for the low and high IIC guidance range is $627 million and $613 million, respectively.

	2019			
(in millions, pre-tax)		Low IIC guidance range		High IIC guidance range
Third-party claims	$	1,900	$	1,900
Utility clean-up and repair costs		270		250
Legal and other costs		70		40
2018 Camp fire-related costs	$	2,240	$	2,190

Actual financial results for 2019 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

21

Exhibit E: PG&E Corporation's 2019 Items Impacting Comparability ("IIC") Guidance

(4) "Electric asset inspection costs" represents incremental operating expense related to enhanced and accelerated inspections of electric transmission and distribution assets, and certain resulting repairs that are not probable of recovery. The total offsetting tax impact for the low and high IIC guidance range is $252 million and $168 million, respectively.

	2019	
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range
Electric asset inspection costs	$ 900	$ 600

(5) "Chapter 11-related costs" consists of external legal, financing, and other fees, net of interest income, directly associated with PG&E Corporation's and the Utility's Chapter 11 Cases, of which ~$100 million of legal and other costs are not tax deductible. The total offsetting tax impact for the low and high IIC guidance range is $92 million and $73 million, respectively.

	2019	
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range
Legal and other costs	$ 340	$ 280
DIP financing costs	~120	~120
Interest income	(30)	(40)
Chapter 11-related costs	$ ~430	$ ~360

Actual financial results for 2019 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements. 22

Exhibit F: General Earnings Sensitivities for 2019 PG&E Corporation and Pacific Gas and Electric Company Estimated 2019 Earnings Variable Description of Change Impact Rate base +/- $100 million change in allowed rate base +/- $5 million Return on equity (ROE) +/- 0.1% change in allowed ROE +/- $19 million Share count +/- 1% change in average shares +/- $0.04 per share +/- $7 million change in at-risk revenue (pre-tax), including Revenues Electric Transmission and Gas Transmission and Storage +/- $0.01 per share These general earnings sensitivities with respect to factors that may affect 2019 earnings are forward-looking statements that are based on various assumptions. Actual results may differ materially. For a discussion of the factors that may affect future results, see the Forward Looking Statements. 23Exhibit F: General Earnings Sensitivities for 2019 PG&E Corporation and Pacific Gas and Electric Company Estimated 2019 Earnings Variable Description of Change Impact Rate base +/- $100 million change in allowed rate base +/- $5 million Return on equity (ROE) +/- 0.1% change in allowed ROE +/- $19 million Share count +/- 1% change in average shares +/- $0.04 per share +/- $7 million change in at-risk revenue (pre-tax), including Revenues Electric Transmission and Gas Transmission and Storage +/- $0.01 per share These general earnings sensitivities with respect to factors that may affect 2019 earnings are forward-looking statements that are based on various assumptions. Actual results may differ materially. For a discussion of the factors that may affect future results, see the Forward Looking Statements. 23

Exhibit G: Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company: Use of Non-GAAP Financial Measures PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP earnings from operations” and “non-GAAP EPS from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. “Non-GAAP earnings from operations” is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, consisting of the items listed in Exhibit A. “Non-GAAP EPS from operations” also referred to as “non-GAAP earnings per share from operations” is a non-GAAP financial measure and is calculated as non-GAAP earnings from operations divided by common shares outstanding (diluted). PG&E Corporation uses non-GAAP earnings from operations and non-GAAP EPS from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that non-GAAP earnings from operations and non-GAAP EPS from operations provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. Non-GAAP earnings from operations and non-GAAP EPS from operations are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies. 24Exhibit G: Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company: Use of Non-GAAP Financial Measures PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP earnings from operations” and “non-GAAP EPS from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. “Non-GAAP earnings from operations” is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, consisting of the items listed in Exhibit A. “Non-GAAP EPS from operations” also referred to as “non-GAAP earnings per share from operations” is a non-GAAP financial measure and is calculated as non-GAAP earnings from operations divided by common shares outstanding (diluted). PG&E Corporation uses non-GAAP earnings from operations and non-GAAP EPS from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that non-GAAP earnings from operations and non-GAAP EPS from operations provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. Non-GAAP earnings from operations and non-GAAP EPS from operations are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies. 24

Exhibit H: GAAP Net Loss to Non-GAAP Adjusted EBITDA Reconciliation
PG&E Corporation and Pacific Gas and Electric Company

Second Quarter, 2019 vs. 2018

	Three Months Ended June 30,		Six Months Ended June 30,	
(in millions)	**2019**	**2018**	**2019**	**2018**
PG&E Corporation's Net Loss on a GAAP basis	**$ (2,549)**	**$ (980)**	**$ (2,413)**	**$ (535)**
Income tax benefit	(1,119)	(593)	(1,203)	(542)
Other income, net	(66)	(106)	(137)	(214)
Interest expense	60	226	163	446
Interest income	(22)	(12)	(44)	(21)
Reorganization items, net	56	—	183	—
Operating loss	**$ (3,640)**	**$ (1,465)**	**$ (3,451)**	**$ (866)**
Depreciation, amortization, and decommissioning	796	746	1,593	1,498
Electric asset inspection costs	275	—	485	—
2018 Camp fire-related costs	1,990	—	2,181	—
2017 Northern California wildfire-related costs	2,007	2,211	2,041	2,233
2015 Butte fire-related costs	—	10	—	15
PG&E Corporation's Non-GAAP Adjusted EBITDA	**$ 1,428**	**$ 1,501**	**$ 2,849**	**$ 2,880**

PG&E Corporation discloses "Adjusted EBITDA," which is a non-GAAP financial measure, in order to provide a measure that investors may find useful for evaluating PG&E Corporation's performance during the pendency of the Chapter 11 Cases. PG&E Corporation's management generally does not use Adjusted EBITDA in managing its business. Adjusted EBITDA is calculated as PG&E Corporation's net income plus income tax provision (or less income tax benefit); less other income, net; plus interest expense; less interest income; plus reorganization items, net; plus depreciation, amortization, and decommissioning; plus electric asset inspection, 2018 Camp fire-, 2017 Northern California wildfire-, and 2015 Butte fire-related costs. Adjusted EBITDA is not a substitute or alternative for GAAP measures, such as net income, and may not be comparable to similarly titled measures used by other companies. See above for a reconciliation of GAAP net income to non-GAAP Adjusted EBITDA.

25

Exhibit I: Pacific Gas and Electric Company Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
2019 Gas Transmission and Storage Rate Case	A.17-11-009	Nov 17, 2017 – Application filed
		Jan 4, 2018 – Prehearing Conference (PHC)
		Mar 30, 2018 – Update testimony filed to reflect 2017 Tax Act reductions in forecasted revenue requirement
		Apr 24, 2018 – CPUC to issue ruling on proceeding scope and schedule
		Jun 29, 2018 – PAO testimony
		Jul 20, 2018 – Intervenor testimony
		Jun-Jul 2018 – Public participation hearings
		Jun-Aug 2018 – Settlement discussions
		Aug 20, 2018 – Concurrent rebuttal testimony
		Sep 17-Oct 12, 2018 – Evidentiary hearings
		Nov 14, 2018 – Opening Briefs
		Dec 14, 2018 – Reply Briefs
		Jul 16, 2019 – Proposed Decision issued
		Aug 5, 2019 – Comments on the proposed decision
		Aug 12, 2019 – Reply comments on the proposed decision
2020 General Rate Case (Phase I)	A.18-11-009	Dec 13, 2018 – Application filed
		Mar 8, 2019 – Scoping Memo
		Mar 25, 2019 – PG&E's Revised Testimony on Real Estate served
		Jun 28, 2019 – PAO testimony
		Jul 26, 2019 – Intervenor testimony
		Jul-Aug 2019 – Public participation hearings
		Sept 4, 2019 – PG&E rebuttal testimony due
		Sep 23-Oct 18, 2019 – Evidentiary hearings
		Nov 1, 2019 – Comparison exhibit and update testimony (if necessary)
		Nov 6, 2019 – Evidentiary hearing on update testimony (if necessary)
		Nov 15, 2019 – Opening Briefs
		Dec 6, 2019 – Reply Briefs
		Q1 2020 – Proposed Decision per Scoping Memo
2020 Cost of Capital	A.19-04-015	Apr 22, 2019 – Application filed
		May 22, 2019 – Protests filed
		Jun 17, 2019 – Prehearing Conference
		Jul 2, 2019 – Scoping Memo
		Aug 1, 2019 – Intervenor testimony and Applicants' supplemental testimony on AB 1054
		Aug 16, 2019 – Rebuttal testimony on Intervenor testimony and testimony on supplemental testimony
		Aug 21, 2019 – Rebuttal testimony on supplemental testimony
		Sept 2019 – Evidentiary Hearings
		Sept 20, 2019 – Opening briefs
		Sept 27, 2019 – Reply briefs
		Nov 15, 2019 – Proposed decision
		TBD – Final decision no sooner than 30 days after proposed decision

26

Exhibit I: Pacific Gas and Electric Company
Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
Locate and Mark OII	I.18-12-007	Dec 13, 2018 – OII issued Jan 14, 2019 – PG&E submitted its 30 Day Report Mar 14, 2019 – PG&E submitted its 90 Day Report Mar 22, 2019 – SED filed motion to expand scope Apr 2, 2019 – PG&E filed response to SED's motion Apr 4, 2019 – Prehearing Conference May 2, 2019 – Settlement conference May 29, 2019 – Second settlement conference Jul 24, 2019 – SED opening testimony Jul 30, 2019 – Status conference Aug 16, 2019 – Intervenor opening testimony Sept 18, 2019 – PG&E reply testimony Oct 4, 2019 – SED rebuttal testimony Oct 21-25, 2019 – Hearings
Safety Culture and Governance Order Instituting Investigation Phase 3	I.15-08-019	Dec 21, 2018 – President Picker issued ruling on next phase of the Safety Culture OII Jan 16, 2019 – PG&E submitted its initial response Feb 13, 2019 – Opening comments submitted Feb 28, 2019 – Reply Comments due Apr 15, 2019 – Workshop on Corporate Governance Apr 26, 2019 – Workshop on Corporate Structure May 7, 2019 – Proposed decision issued May 27, 2019 – PG&E opening comments filed June 13, 2019 – Final decision issued June 18, 2019 – President Picker issued ruling requesting comment on safety culture proposals July 19, 2019 – Opening comments filed August 2, 2019 – Reply comments due
Transmission Owner Rate Case (TO18)	ER16-2320	Jul 29, 2016 – PG&E filed TO18 rate case seeking an annual revenue requirement for 2017 Sep 30, 2016 – FERC accepted TO18 making rates effective Mar 1, 2017 and establishing settlement process Oct 19, 2016 – FERC settlement conference Oct 30, 2016 – CPUC seeks rehearing of FERC's grant of 50 bp ROE adder for CAISO participation Feb 7-8, 2017 – FERC settlement conference Mar 16, 2017 – Parties reached impasse in settlement discussions Jan 2018 – Hearings Oct 1, 2018 – Initial decision issued Oct 31, 2018 – Brief on Exceptions (BOE) filed Nov 20, 2018 – Reply to BOE filed Q3-Q4 2019 – Final decision expected
Transmission Owner Rate Case (TO19)	ER17-2154	Jul 26, 2017 – PG&E filed TO19 rate case seeking an annual revenue requirement for 2018 Sept 28, 2017 – FERC accepted TO19 making rates effective Mar 1, 2018, and establishing settlement process Oct 2017 and May/July 2018 – FERC settlement conferences Sept 21, 2018 – Offer of Settlement filed with FERC with motion for interim rates Oct 9, 2018 – Chief ALJ granted motion for interim rates and authorized the implementation of the interim rates (Jul 1, 2018 for Wholesale and Jan 1, 2019 for retail) pending Commission action on settlement. Dec 20, 2018 – FERC approved the all-party settlement

27

Exhibit I: Pacific Gas and Electric Company Expected Timelines of Selected Regulatory Cases Regulatory Case Docket # Key Dates Transmission Owner Rate Case (TO20) Oct 1, 2018 – Application filed ER19-13 Nov 30, 2018 – FERC accepted TO20 filing and set interim rates effective May 1, 2019 Dec 14, 2018 – FERC settlement conference Mar 14, 2019 – FERC settlement conference Jun 13-14, 2019 – FERC settlement conference Aug 13-14, 2019 – FERC settlement conference Wildfire Cost Recovery Criteria Order Instituting R.19-01-006 Jan 10, 2019 – CPUC opened an Order Instituting Rulemaking on the Customer Harm Threshold Rulemaking Feb 11, 2019 – Opening comments filed Feb 20, 2019 – Prehearing Conference Feb 25, 2019 – Reply Comments filed Mar 29, 2019 – Scoping Memo Apr 5, 2019 – CPUC Staff Report Apr 10, 2019 – Workshop Apr 24, 2019 – Comments on staff proposal May 1, 2019 – Reply comments on staff proposal May 24, 2019 – Proposed decision issued Jun 13, 2019 – Opening comments filed Jun 18, 2019 – Reply comments filed Jun 27, 2019 – Final decision issued Wildfire Mitigation Plan Order Instituting R.18-10-007 Feb 6, 2019 – Wildfire Mitigation Plan filed Rulemaking Feb 13, 2019 – Wildfire Mitigation Plans presentation workshop Week of Feb 25 – Technical workshops Feb 26, 2019 – Prehearing Conference Mar 13, 2019 – Intervenor comments Mar 22, 2019 – Utility reply comments Apr 29, 2019 – Proposed decisions issued Jun 4, 2019 – Final decisions issued Jun 14, 2019 – Phase 2 initiated Jul 30, 2019 – Utilities file reports detailing data and metrics for evaluating plan effectiveness Aug 21, 2019 – Comments due Aug 28, 2019 – Prehearing Conference Sept 17-19 – SED Workshops 2017 Northern California Wildfires Order I.19-06-015 Jun 27, 2019 – OII issued Instituting Investigation Jul 29, 2019 – PG&E to submit its initial response Jul 29, 2019 – Immediate corrective actions response due Aug 13, 2019 – Prehearing Conference AB 1054 Order Instituting Rulemaking R.19-01-017 Jul 26, 2019 – OIR issued Aug 7, 2019 – Prehearing Conference Statements Served and Filed Aug 8, 2019 – Prehearing Conference Aug 12, 2019 – Scoping Memo and Ruling Aug 22, 2019 – Opening Comments on Scoped Issues Aug 29, 2019 – Reply Comments on Scoped Issues Sept 2019 – Proposed Decision Oct 2019 – Final Decision 28 Most of these regulatory cases are discussed in PG&E Corporation and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2018.Exhibit I: Pacific Gas and Electric Company Expected Timelines of Selected Regulatory Cases Regulatory Case Docket # Key Dates Transmission Owner Rate Case (TO20) Oct 1, 2018 – Application filed ER19-13 Nov 30, 2018 – FERC accepted TO20 filing and set interim rates effective May 1, 2019 Dec 14, 2018 – FERC settlement conference Mar 14, 2019 – FERC settlement conference Jun 13-14, 2019 – FERC settlement conference Aug 13-14, 2019 – FERC settlement conference Wildfire Cost Recovery Criteria Order Instituting R.19-01-006 Jan 10, 2019 – CPUC opened an Order Instituting Rulemaking on the Customer Harm Threshold Rulemaking Feb 11, 2019 – Opening comments filed Feb 20, 2019 – Prehearing Conference Feb 25, 2019 – Reply Comments filed Mar 29, 2019 – Scoping Memo Apr 5, 2019 – CPUC Staff Report Apr 10, 2019 – Workshop Apr 24, 2019 – Comments on staff proposal May 1, 2019 – Reply comments on staff proposal May 24, 2019 – Proposed decision issued Jun 13, 2019 – Opening comments filed Jun 18, 2019 – Reply comments filed Jun 27, 2019 – Final decision issued Wildfire Mitigation Plan Order Instituting R.18-10-007 Feb 6, 2019 – Wildfire Mitigation Plan filed Rulemaking Feb 13, 2019 – Wildfire Mitigation Plans presentation workshop Week of Feb 25 – Technical workshops Feb 26, 2019 – Prehearing Conference Mar 13, 2019 – Intervenor comments Mar 22, 2019 – Utility reply comments Apr 29, 2019 – Proposed decisions issued Jun 4, 2019 – Final decisions issued Jun 14, 2019 – Phase 2 initiated Jul 30, 2019 – Utilities file reports detailing data and metrics for evaluating plan effectiveness Aug 21, 2019 – Comments due Aug 28, 2019 – Prehearing Conference Sept 17-19 – SED Workshops 2017 Northern California Wildfires Order I.19-06-015 Jun 27, 2019 – OII issued Instituting Investigation Jul 29, 2019 – PG&E to submit its initial response Jul 29, 2019 – Immediate corrective actions response due Aug 13, 2019 – Prehearing Conference AB 1054 Order Instituting Rulemaking R.19-01-017 Jul 26, 2019 – OIR issued Aug 7, 2019 – Prehearing Conference Statements Served and Filed Aug 8, 2019 – Prehearing Conference Aug 12, 2019 – Scoping Memo and Ruling Aug 22, 2019 – Opening Comments on Scoped Issues Aug 29, 2019 – Reply Comments on Scoped Issues Sept 2019 – Proposed Decision Oct 2019 – Final Decision 28 Most of these regulatory cases are discussed in PG&E Corporation and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2018.

APPENDIX 2 – OVERVIEW OF KEY REGULATORY CASES

2020 CPUC General Rate Case

- On December 13, 2018, PG&E filed its application for its 2020 General Rate Case requesting a ~$1.1B increase in revenue requirement over 2019 authorized.

($ billions)	2020	2021	2022
Revenue Requirement	~$9.6	~$10.0	~$10.5

- On March 8, 2019, the CPUC issued a Scoping Memo and Ruling setting the category, need for hearings, issues to be addressed, and schedule outlining steps towards a proposed decision by Q1 2020

- In July 2019, the Public Advocates Office, proposed a 2020 revenue requirement increase of $503M, followed by increases of $298M in 2021, and $329M in 2022.

- Assigned Commissioner: Randolph
  Administrative Law Judges: Lirag, Lau

Changes from prior quarter noted in blue

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APPENDIX 2 – OVERVIEW OF KEY REGULATORY CASES

2019 CPUC Gas Transmission and Storage Rate Case

- On November 17, 2017, PG&E filed its 2019 Gas Transmission and Storage rate case. PG&E subsequently revised its request to reflect impacts from the Tax Cuts and Jobs Act as well as other forecast updates to a $184M increase over the 2018 authorized revenue requirement.

($ billions)	2019	2020	2021	2022
Revenue Requirement	~$1.48	~$1.59	~$1.69	~$1.68

- In June 2018, the Public Advocates Office, proposed a 2019 revenue requirement increase of $85M, followed by increases of $94M in 2020, $121M in 2021, and $28M in 2022. On October 1, 2018, PG&E entered into a stipulation with the Public Advocates Office that, if approved, would extend the rate case cycle through 2022.

- In July 2019, the CPUC issued a Proposed Decision proposing a 2019 revenue requirement increase of $26M, followed by increases of $100M in 2020, $84M in 2021, and $64M in 2022. It adopts a third attrition year (i.e., 2022) to allow for potential combination with the 2023 General Rate Case.

- Assigned Commissioner: Rechtschaffen
  Administrative Law Judge: Powell

Changes from prior quarter noted in blue

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APPENDIX 2 – OVERVIEW OF KEY REGULATORY CASES

FERC Transmission Owner Rate Cases

TO18 (2017 Revenues)

- July 29, 2016 – Filed TO18 with FERC requesting $1.7 billion revenue requirement, an ROE (inclusive of 50 basis point adder) of 10.90%
- We cannot predict when a final decision will be issued

TO19 (2018 Revenues)

- On August 24, 2018, the Parties reached a settlement-in-principle on all issues tying the TO19 settlement RRQ to the final FERC decision in TO18 by applying a settlement factor of 98.85% to the final TO18 authorized RRQ
- On December 20, 2019, the FERC issued a letter approving the settlement, but rates will be subject to refund until resolution of TO18

TO20 (2019 Revenues)

- On October 1, 2018, PG&E filed its TO20 rate case, requesting both a conversion to formula rates, a revenue requirement of ~$1.96B and an ROE of 12.5% (inclusive of 50 basis point incentive adder)
- On November 30, 2018, the FERC accepted the filing and established interim rates effective May 1, 2019, and directed the parties to settlement procedures while holding hearings in abeyance

Changes from prior quarter noted in blue

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APPENDIX 2 – OVERVIEW OF KEY REGULATORY CASES

2020 Cost of Capital Filing

- On April 22, 2018, PG&E filed its application for its 2020 Cost of Capital, including a request for a 16% rate of return on equity, which would result in a $1.2 billion increase in its revenue requirement based on currently authorized rate base.
- A prehearing conference was held on June 17, 2019 and a Scoping Memo and Ruling was issued on July 2, 2019 setting the category, issues to be addressed, and schedule outlining steps toward a proposed decision in November 2019.
- On August 1, 2019, PG&E filed supplemental testimony to reflect the expected effects of AB 1054 on the Utility's wildfire-related risk profile. PG&E proposed to revise its rate of return on equity to 12%, which would result in a $400 million increase in its revenue requirement based on currently authorized rate base.

	2019 Currently Authorized			2020 Requested (as revised)		
	Cost	Capital Structure	Weighted Cost	Cost	Capital Structure	Weighted Cost
Return on Common Equity	10.25%	52.0%	5.33%	12.0%	52.0%	6.24%
Preferred Stock	5.60%	1.0%	0.06%	5.52%	0.5%	0.03%
Long-Term Debt	4.89%	47.0%	2.30%	5.16%	47.5%	2.45%
Weighted Average Cost of Capital			7.69%			8.72%

Changes from prior quarter noted in blue

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